UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 20, 2012

SALON MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Spear Street, Suite 203, San Francisco, California 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 – Entry into a Material Definitive Agreement.

Sale of “The Well” Online Discussion Forum

On September 20, 2012, Salon Media Group, Inc., a Delaware corporation (the “Company”), entered into an Asset Sale Agreement (the “Agreement”), by and between the Company and The Well Group, Inc., a California corporation (“Well Group”). Pursuant to the Agreement, the Company sold to Well Group and Well Group purchased from the Company, for a purchase price of approximately $400,000, those assets of the Company related to “The Well,” an online discussion forum (the “Business”), including, without limitation (i) the domain name “well.com” and all associated URLs, (ii) certain contracts and agreements with certain third parties, including member agreements and (iii) other property and materials as are required to operate the Business as a going concern.

The transaction contemplated by the Agreement was consummated later the same day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2012

SALON MEDIA GROUP, INC.
Registrant

By:	/s/ Cynthia Jeffers
Cynthia Jeffers
Chief Executive Officer